Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

We consent to the inclusion in this Pre-Effective Amendment No. 1 to the registration statement of Velcera, Inc. on Form SB-2/A of our report, which includes an explanatory paragraph relating to Velcera Pharmaceuticals, Inc.’s ability to continue as a going concern, dated February 12, 2007 on our audits of the financial statements of Velcera Pharmaceuticals, Inc. We also consent to the reference to our Firm under the caption “Experts.”

/s/ J.H. Cohn LLP

Roseland, New Jersey
June 21, 2007